Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

APERGY CORPORATION

(Exact name of obligor as specified in its charter)

DELAWARE	82-3066826
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2445 Technology Forest Blvd Building 4, 12th Floor The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip code)

6.375% Senior Notes due 2026

(Title of the indenture securities)

Guarantors

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
Accelerated Process Systems, Inc.	Texas	76-0264303
Apergy (Delaware) Formation, Inc.	Delaware	82-3110663
Apergy Artificial Lift, LLC	Delaware	47-2609671
Apergy BMCS Acquisition Corp.	Delaware	26-2254713
Apergy Energy Automation, LLC	Delaware	46-5648391
Apergy ESP Systems, LLC	Oklahoma	27-3714367
Apergy Funding Corporation	Delaware	82-3110990
Apergy USA, Inc.	Delaware	82-3066935
Harbison-Fischer, Inc.	Delaware	75-0861442
Honetreat Company	California	95-2122549
Norris Rods, Inc.	Delaware	75-2751426
Norriseal-Wellmark, Inc.	Delaware	73-1121398
PCS Ferguson, Inc.	Delaware	13-4137030
Quartzdyne, Inc.	Delaware	74-2861968
Spirit Global Energy Solutions, Inc.	Delaware	26-3199867
Theta Oilfield Services, Inc.	Delaware	20-8725451
UPCO, Inc.	Oklahoma	73-1165601
US Synthetic Corporation	Delaware	87-0342600
Wellmark Holdings, Inc.	Delaware	46-1355894
Windrock, Inc.	Tennessee	62-1422184

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.       Not applicable.

Item 16. List of Exhibits.        List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011. **

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of file number 333-186155.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 29th day of October 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann
Vice President

EXHIBIT 6

October 29, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2018, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,803
Interest-bearing balances		143,123
Securities:
Held-to-maturity securities		144,098
Available-for-sale securities		250,007
Equity Securities with readily determinable fair value not held for trading		94

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		79
Securities purchased under agreements to resell		34,203
Loans and lease financing receivables:
Loans and leases held for sale		13,308
Loans and leases, net of unearned income	918,993
LESS: Allowance for loan and lease losses	9,864
Loans and leases, net of unearned income and allowance		909,129
Trading Assets		44,974
Premises and fixed assets (including capitalized leases)		8,073
Other real estate owned		502
Investments in unconsolidated subsidiaries and associated companies		12,118
Direct and indirect investments in real estate ventures		163
Intangible assets		40,514
Other assets		54,889

Total assets		$1,675,077

LIABILITIES
Deposits:
In domestic offices		$1,269,998
Noninterest-bearing	415,406
Interest-bearing	854,592
In foreign offices, Edge and Agreement subsidiaries, and IBFs		52,292
Noninterest-bearing	897
Interest-bearing	51,395
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		8,421
Securities sold under agreements to repurchase		6,394

Dollar Amounts In Millions
Trading liabilities	11,024
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	116,305
Subordinated notes and debentures	11,749
Other liabilities	34,525

Total liabilities	$1,510,708

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	112,567
Retained earnings	54,424
Accumulated other comprehensive income	-3,482
Other equity capital components	0

Total bank equity capital	164,028
Noncontrolling (minority) interests in consolidated subsidiaries	341

Total equity capital	164,369

Total liabilities, and equity capital	$1,675,077

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors

Enrique Hernandez, Jr

Federico F. Pena

James Quigley